April 24, 1998




Great-West Life & Annuity Insurance Company and
The Variable Annuity Account Committee of
Great-West Variable Annuity Account A
8515 East Orchard Road
Englewood, Colorado  80111

Dear Gentlemen:

     I hereby consent to the use of my name under the caption "Legal Opinions" in the prospectus contained in Post-Effective Amendments No. 38 and No. 23 to the registration statement under the Securities Act of 1933 and Investment Company Act of 1940 Form N-1 (File Nos. 2-29033 and 811-1737) to be filed by Great-West Variable Annuity Account A with the Securities and Exchange Commission under the Securities Act of 1933 and the Investment Company Act of 1940 and amendments thereto.




                                                   Sincerely,

                                                   /s/ W. Kay Adam

                                                   W. Kay Adam
                                                   Vice President, Counsel
                                                   and Associate Secretary